     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 2002

                                                           REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           MOLECULAR DIAGNOSTICS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              36-4296006
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation of Organization)                              Identification No.)

                       414 North Orleans Street, Suite 510
                             Chicago, Illinois 60610
                                 (312) 222-9550
                    (Address of Principal Executive Offices)


          Molecular Diagnostics, Inc. 1999 Employee Stock Purchase Plan
             Molecular Diagnostics, Inc. 1999 Equity Incentive Plan
                            (Full Title of the Plan)

                                Peter P. Gombrich
                             Chief Executive Officer
                           Molecular Diagnostics, Inc.
                       414 North Orleans Street, Suite 510
                             Chicago, Illinois 60610
                                 (312) 222-9550
            (Name, Address and Telephone Number of Agent For Service)

                                    Copy to:

                             Robert J. Minkus, Esq.
                              Schiff Hardin & Waite
                                6600 Sears Tower
                          Chicago, Illinois 60606-6473
                                 (312) 258-5500

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                                                      Proposed
                                                                                      Maximum
                                                                                     Aggregate
   Title of Securities to be          Amount to            Proposed Maximum           Offering        Amount of
          Registered              be Registered (1)    Offering Price Per Share      Price (2)     Registration Fee
                                                                 (2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value
   $0.001 per share                5,700,000                    $0.44                $2,508,000         $231
====================================================================================================================

(1) The registration statement includes, pursuant to Rule 416 under the Securities Act of 1933, an undetermined number of shares of common stock as may be issued pursuant to antidilution adjustments.

(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(o) under the Securities Act of 1933, based on the average of the bid and ask price of our common stock as reported on the Over-the-Counter Bulletin Board on August 7, 2002.

                                     PART I

         Molecular Diagnostics, Inc. ("Molecular Diagnostics") will send or give to its employees the information specified in this Part I of Form S-8 as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended ("Securities Act"). These documents need not be filed with the Securities and Exchange Commission ("Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which have been filed by Molecular Diagnostics with the Commission pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), are incorporated by reference in this registration statement:

         (a) Molecular Diagnostics' Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2001;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2001; and

         (c) The description of Molecular Diagnostics' common stock contained in its Form 8-A, dated July 23, 2002.

         All documents filed by Molecular Diagnostics pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes indemnification of directors, officers, employees and agents of Molecular Diagnostics; allows the advancement of costs of defending against litigation; and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute.

         Molecular Diagnostics' Certificate of Incorporation, a copy of which is incorporated hereto as Exhibits 3-1, 3.3, 3.5-3.7, 3.9-3.13, and its By-Laws, which are incorporated hereto as Exhibits 3.2, 3.4, and 3.8, provide for indemnification of its officers and directors to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law.

         Molecular Diagnostics' Certificate of Incorporation eliminates, to the fullest extent permitted by Delaware law, liability of a director to Molecular Diagnostics or its stockholders for monetary damages for a breach of such director's fiduciary duty of care except for liability where a director (a) breaches his or her duty of loyalty to Molecular Diagnostics or its stockholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorizes payment of an illegal dividend or a stock repurchase or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his responsibilities under any other law, including the federal securities laws.

         Molecular Diagnostics has obtained an insurance policy in the amount of $3,000,000 which (i) provides for the payment by the insurer of all amounts which Molecular Diagnostics may legally pay to officers and directors as indemnification, excluding certain fines and penalties which are legally uninsurable, and (ii) insures Molecular Diagnostics' officers and directors against certain claims which are not indemnified by Molecular Diagnostics.

         Insofar as indemnification by Molecular Diagnostics for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Molecular Diagnostics pursuant to the foregoing provisions, Molecular Diagnostics has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         (a)  Exhibits
   3.1 Restated Articles of Incorporation. (Incorporated herein by reference to Exhibit 3.1 of the Bell National Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 1988.)*
   3.2 Bylaws of Bell National Corporation. (Incorporated herein by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1989.)*
   3.3 Certificate of Incorporation of the Company as amended. (Incorporated herein by reference to Appendix D to the Bell National Corporation Definitive Proxy Statement on Schedule 14A, filed on April 30, 1999.)*
   3.4 By-laws of the Company. (Incorporated herein by reference to Appendix E to the Bell National Corporation Definitive Proxy Statement on Schedule 14A, filed on April 30, 1999.)*
   3.5 Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of Ampersand Medical Corporation. (Incorporated herein by reference to Exhibit
          3.5 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)
   3.6 Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of Ampersand Medical Corporation. (Incorporated herein by reference to Exhibit
          3.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)
   3.7 Certificate of Incorporation of Molecular Diagnostics, Inc., as amended. (Incorporated herein by reference to the Company's Current Report on Form 8-K dated September 26, 2001.)
   3.8 Section 6 of Article VII of the By-laws of the Company as amended. (Incorporated herein by reference to Exhibit 3.3 to the Company's S-4 Registration Statement, File No. 333-61666, filed August 24, 2001.)
   3.9 Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock of Molecular Diagnostics, Inc. (Incorporated herein by reference to Exhibit 3.4 to the Company's S-2 Registration Statement, File No. 333083578 filed February 28, 2002)
  3.10 Certificate of Amendment of Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock. (Incorporated herein by reference to Exhibit 3.5 to the Company's S-2 Registration Statement, File No. 333083578 filed February 28, 2002)
  3.11 Certificate of Amendment of Amended Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock. (Incorporated herein by reference to Exhibit 3.6 to the Company's S-2 Registration Statement, File No. 333083578 filed February 28, 2002)
  3.12 Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock. (Incorporated herein by reference to Exhibit 3.7 to the Company's S-2 Registration Statement, File No. 333083578 filed February 28, 2002)
  3.13 Certificate of Designation, Preferences and Rights of Series E Convertible Preferred Stock. (Incorporated herein by reference to Exhibit 3.8 to the Company's S-2 Registration Statement, File No. 333083578 filed February 28, 2002)
   4.1 Form of Common Stock Purchase Warrant, as executed by Bell National Corporation on December 4, 1998 with respect to each of Mr. Gombrich, Theodore L. Koenig, William J. Ritger, Fred H. Pearson, Walter Herbst, AccuMed International, Inc., Northlea Partners Ltd., and Monroe Investments, Inc. (collectively, the "InPath Members"). (Incorporated herein by reference to Exhibit 3 of the Schedule 13D filed jointly by the InPath Members on December 14, 1998.)*
   4.2 Stockholders Agreement dated December 4, 1998 among the Company, Winchester National, Inc., the InPath Members, and Mr. Milley, Mr. Shaw, Cadmus, and MMI (collectively, the "Claimants"). (Incorporated herein by reference to Exhibit 2 to the Schedule 13D filed jointly by the InPath Members on December 14, 1998.)*
   4.3 Form of Common Stock Purchase Warrant issued to Holleb & Coff on July 4, 1999 representing the right to purchase 250,000 shares of Common Stock of the Company in connection with legal services rendered. (Incorporated herein by reference to Exhibit 4.3 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)*
   4.4 Form of Common Stock Purchase Warrant issued to The Research Works on October 11, 1999 representing the right to purchase 70,000 shares of Common Stock of the Company in connection with the preparation of an investment research report. (Incorporated herein by reference to Exhibit 4.4 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)*
   4.5 Form of Common Stock Purchase Warrant issued to Azimuth Corporation on December 10, 1999 representing the right to purchase 50,000 shares of Common Stock of the Company as additional consideration for a 12% Convertible Promissory
          Note issued on the same date. (Incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.)*
   4.6 Form of Common Stock Purchase Warrant issued to Richard Doermer on January 3, 2000 representing the right to purchase 96,250 shares of Common Stock of the Company in connection with financial advisory services rendered. (Incorporated by reference to Exhibit 4.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
   4.7 Form of Common Stock Purchase Warrant issued to Richard Doermer on January 3, 2000 representing the right to purchase 75,759 shares of Common Stock of the Company in connection with financial advisory services rendered. (Incorporated by reference to Exhibit 4.7 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
   4.8 Form of Common Stock Purchase Warrant issued to Richard Doermer on January 3, 2000 representing the right to purchase 121,313 shares of Common Stock of the Company in connection with financial advisory services rendered. (Incorporated by reference to Exhibit 4.8 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
   4.9 Form of Common Stock Purchase Warrant issued to Richard Doermer on January 3, 2000 representing the right to purchase 94,697 shares of Common Stock of the Company in connection with financial advisory services rendered. (Incorporated by reference to Exhibit 4.9 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
  4.10 Form of Common Stock Purchase Warrant issued to William J. Ritger on May 24, 2000 representing the right to purchase 531,614 shares of Common Stock of the Company in connection with financial advisory services rendered. (Incorporated by reference to Exhibit 4.10 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
  4.11 Form of Common Stock Purchase Warrant issued to Denis M. O'Donnell on May 24, 2000 representing the right to purchase 784,901 shares of Common Stock of the Company in connection with financial advisory services rendered. (Incorporated by reference to Exhibit 4.11 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
  4.12 Form of Common Stock Purchase Warrant issued to Prospektiva, SA on May 23, 2000 representing the right to purchase 48,333 shares of Common Stock of the Company in connection with financial advisory services rendered. (Incorporated by reference to Exhibit 4.12 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
  4.13 Form of Common Stock Purchase Warrant issued to Dr. Bruce Patterson, on September 12, 2000 representing the right to purchase 150,000 shares of Common Stock of the Company as additional consideration for the achievement of product development milestones under a License and Development Agreement for Specific Medical Technology for the Detection of Oncogenic HPV Virus. (Incorporated by reference to Exhibit 4.13 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
  4.14 Form of Common Stock Purchase Warrant issued to Dr. Bruce Patterson, on September 12, 2000 representing the right to purchase 100,000 shares of Common Stock of the Company as consideration for an Addendum to a License and Development Agreement for Specific Medical Technology for the Detection of Oncogenic HPV Virus. (Incorporated by reference to Exhibit 4.14 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
  4.15 Form of Common Stock Purchase Warrant issued to Osprey Partners, on November 22, 2000 representing the right to purchase 100,000 shares of Common Stock of the Company in connection with financial advisory services to be rendered over twelve months. (Incorporated by reference to Exhibit
          4.15 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
  4.16 Form of Common Stock Purchase Warrant issued to Univest Management, Inc. on November 22, 2000 representing the right to purchase 100,000 shares of Common Stock of the Company in connection with financial advisory services to be rendered over twelve months. (Incorporated by reference to Exhibit
          4.16 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
  4.17 Form of Common Stock Purchase Warrant issued to Azimuth Corporation on December 1, 2000 representing the right to purchase 50,000 shares of Common Stock of the Company as additional consideration for a 12% Promissory Note issued on December 4, 2000. (Incorporated by reference to Exhibit 4.17 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
  4.18 Form of Common Stock Purchase Warrant issued to Azimuth Corporation on December 8, 2000 representing the right to purchase 1,000,000 shares of Common Stock of the Company as additional consideration for a 15% Promissory Note issued on December 11, 2000 in connection with the proposed acquisition of AccuMed International, Inc. by the Company. (Incorporated by reference to Exhibit 4.18 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
  4.19 Form of Common Stock Purchase Warrant issued to Azimuth Corporation on February 7, 2001 representing the right to purchase 1,000,000 shares of Common Stock of the Company as additional consideration for two 15% Promissory notes issued on February 1, 2001 and February 7, 2001 in connection with the proposed acquisition of AccuMed International, Inc. by the Company. (Incorporated by reference to Exhibit 4.19 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
  4.20 Common Stock Purchase Warrant issued to Azimuth Corporation on August 6, 2001 representing the right to purchase 250,000 shares of common stock of the Company as additional consideration for a 15% promissory note. (Incorporated by reference to Exhibit 4.24 to the Company's S-4 Registration Statement File No. 333-61666 filed August 24, 2001.)
  4.21 Common Stock Purchase Warrant issued to Cadmus Corporation on August 6, 2001 representing the right to purchase 250,000 shares of common stock of the Company as additional consideration for a 15% promissory note. (Incorporated by reference to Exhibit 4.23 to the Company's S-4 Registration Statement File No. 333-61666 filed August 24, 2001.)
  4.22 Common Stock Purchase Warrant issued to Northlea Partners, Ltd. on August 6, 2001 representing the right to purchase 62,500 shares of common stock of the Company as additional consideration for a 15% promissory note. (Incorporated by reference to Exhibit 4.27 to the Company's S-4 Registration Statement File No. 333-61666 filed August 24, 2001.)
  4.23 Common Stock Purchase Warrant issued to Azimuth Corporation on July 26, 2001 representing the right to purchase 500,000 shares of common stock of the Company as consideration of Azimuth's waiver of the conversion feature of its $500,000 convertible promissory note issued September 22, 2000. (Incorporated by reference to Exhibit 4.25 to the Company's S-4 Registration Statement File No. 333-61666 filed August 24, 2001.)
  4.24 Common Stock Purchase Warrant issued to Azimuth Corporation on August 17, 2001 representing the right to purchase 25,000 shares of common stock of the Company. (Incorporated by reference to Exhibit 4.26 to the Company's S-4 Registration Statement File No. 333-61666, filed August 24, 2001.)
  4.25 Common Stock Purchase Warrant issued to Tucker Anthony Incorporated on July 10, 2001 representing the right to purchase 150,000 shares of common stock of the Company. (Incorporated by reference to Exhibit 4.28 to the Company's S-2 Registration Statement, File No. 333-83578 filed February 28, 2002).
  4.26 Common Stock Purchase Warrant issued to Ventana Medical Systems, Inc. on November 2, 2001 representing the right to purchase 1,750,000 shares of common stock of the Company. (Incorporated by reference to Exhibit 4.29 to the Company's S-2 Registration Statement, File No. 333-83578 filed February 28, 2002).
  4.27 Form of Confidential $5,000,000 Common Stock Private Offering Memorandum dated January 2000. (Incorporated by reference to Exhibit 4.20 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
  4.28 Form of Confidential $5,000,000 Series B Convertible Preferred Stock Private Offering memorandum dated November 2000 and amended January 30, 2001. (Incorporated by reference to Exhibit 4.21 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*
  4.29 Amendment No. 1 to Stockholders Agreement dated July 25, 2000 among the Company, the InPath Members, Mr. Milley, Mr. Shaw, MMI, Cadmus Corporation, and Winchester National, Inc. (Incorporated by reference to Exhibit 4.22 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)*

  4.30    1999 Equity Incentive Plan.

  4.31    1999 Employee Stock Purchase Plan.

  5.1     Consent of Opinion of Schiff Hardin & Waite.

 23.1     Consent of Ernst & Young.

 23.2     Consent of Opinion of Schiff Hardin & Waite (included in Exhibit 5.1).

 24.1     Power of Attorney by the Company's Board of Directors.

 24.2 Certified copy of a resolution by the Company's Board of Directors authorizing the execution and filing of the Registration Statement on behalf of the Company by the attorney-in-fact.

          (b)  Financial Statement Schedules

          The information required to be set forth herein is incorporated by reference to Molecular Diagnostics' Annual Report on Form 10-K, as amended, for the year ended December 31, 2001.

ITEM 9.  UNDERTAKINGS

A. The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                  Section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any facts
                  or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                    (iii) To include any material information
                  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on August 8, 2002.

                                            MOLECULAR DIAGNOSTICS, INC.

                                            By: /s/ PETER P. GOMBRICH
                                                --------------------------------
                                                    Peter P. Gombrich
                                                    Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

                SIGNATURE                    TITLE                     DATE

/s/  PETER P. GOMBRICH        Director and Chairman of           August 8, 2002
---------------------------   the Board of Directors,
     Peter P. Gombrich        Chief Executive Officer
                              and acting Secretary
                              (principal executive officer)

/s/  STEPHEN G. WASKO         President, Chief Operating         August 8, 2002
---------------------------   Officer
     Stephen G. Wasko

/s/  MICHAEL A. BRODEUR       Interim Chief Financial            August 8, 2002
---------------------------   Officer (principal financial
     Michael A. Brodeur       officer)


             *                Director                           August 8, 2002
---------------------------
     Alexander Milley

             *                Director                           August 8, 2002
---------------------------
     Robert C. Shaw

             *                Director                           August 8, 2002
---------------------------
     John H. Abeles

             *                Director                           August 8, 2002
---------------------------
     Denis M. O'Donnell

/s/  PETER P. GOMBRICH        Individually and as                August 8, 2002
---------------------------   Attorney-in-fact
     Peter P. Gombrich